EXHIBIT 3.1

Company number: 42069

THE COMPANIES ACT 1981 OF BERMUDA

SIGNET JEWELERS LIMITED

BYE-LAWS

adopted on 11 September 2008

(as amended 16 June 2011)

Conyers Dill & Pearman

Clarendon House

2 Church Street

Hamilton HM 11

Bermuda

Tel: +1 441 295 1422

Fax: +1 441 292 4720

TABLE OF CONTENTS

Interpretation
1.	Definitions

Shares
2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Prohibition on Financial Assistance
7.	Forfeiture of Shares
8.	Untraced Members
9.	Share Certificates
10.	Fractional Shares

Registration of Shares
11.	Register of Members
12.	Registered Holder Absolute Owner
13.	Transfer of Registered Shares
14.	Foreign Securities Laws
15.	Transmission of Registered Shares
16.	Mandatory Offers

Alteration of Share Capital
17.	Power to Alter Capital
18.	Variation of Rights Attaching to Shares

Dividends and Capitalisation
19.	Dividends
20.	Power to Set Aside Profits
21.	Method of Payment
22.	Capitalisation

Meetings of Members
23.	Annual General Meetings
24.	Special General Meetings
25.	Requisitioned General Meetings
26.	Notice
27.	Giving Notice and Access
28.	Postponement or Cancellation of General Meeting
29.	Attendance and Security at General Meetings
30.	Quorum at General Meetings
31.	Chairman to Preside at General Meetings
32.	Voting on Resolutions
33.	Power to Demand Vote on Poll

34.	Voting by Joint Holders of Shares
35.	Instrument of Proxy
36.	Representation of Corporate Member
37.	Adjournment of General Meeting
38.	Written Resolutions
39.	Directors’ Attendance at General Meetings

Directors and Officers
40.	Election of Directors
41.	Term of Office of Directors
42.	No Share Qualification
43.	Alternate Directors
44.	Removal of Directors
45.	Vacancy in the Office of Director
46.	Remuneration of Directors
47.	Defect in Appointment of Director
48.	Directors to Manage Business
49.	Powers of the Board of Directors
50.	Register of Directors and Officers
51.	Appointment of Officers
52.	Appointment of Secretary
53.	Duties of Officers
54.	Remuneration of Officers
55.	Conflicts of Interest
56.	Indemnification and Exculpation of Directors and Officers

Meetings of the Board of Directors
57.	Board Meetings
58.	Notice of Board Meetings
59.	Electronic participation in Meetings
60.	Quorum at Board Meetings
61.	Board to Continue in the Event of Vacancy
62.	Chairman to Preside
63.	Written Resolutions
64.	Validity of Prior Acts of the Board

Corporate Records
65.	Minutes
66.	Place Where Corporate Records Kept

67.	Form and Use of Seal

Accounts
68.	Books of Account
69.	Financial Year End

Audits
70.	Annual Audit
71.	Appointment of Auditors
72.	Remuneration of Auditors
73.	Duties of Auditors
74.	Access to Records
75.	Financial Statements
76.	Distribution of Auditors Report
77.	Vacancy in the Office of Auditor

Voluntary Winding-Up and Dissolution
78.	Winding-Up

Changes to Constitution
79.	Changes to Bye-laws
80.	Discontinuance

Company Investigations into Interests in Shares
81.	Provisions applicable to Bye-laws 82 and 83
82.	Power of the Company to Investigate Interests in Shares
83.	Failure to Disclose Interests in Shares

Business Combinations and Amalgamations
84.	Business Combinations
85.	Amalgamations

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981 as amended from time to time;

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

Auditor	includes an individual, body corporate or partnership;

Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Company	the company for which these Bye-laws are adopted;

Director	a director of the Company and shall include an Alternate Director;

Group	the Company and every company and other entity which is for the time being controlled by or under common control with the Company (for these purposes, “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the person in question, whether by means of an ownership interest, by contract or otherwise);

Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, partnerships, individuals and associations or bodies of persons;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine.

2.2	Without limitation to the provisions of Bye-law 4, subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board before the issue or conversion.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1	At the date these Bye-laws are adopted, the share capital of the Company consists of common shares of par value US$0.18 each (“Common Shares”) the holders of which shall, subject to the provisions of these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.2	The Board is authorised to exercise all the powers of the Company to create and issue additional shares of any existing class or shares of a new class and, without prejudice to the generality of the foregoing, may provide for the issue of preference shares (“Preference Shares”) in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations, or restrictions thereof (and, for the avoidance of doubt, such matters and the issue of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other class of share in the Company). The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)	the number of shares constituting that series and the distinctive designation of that series;

(b)	the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series;

(c)	whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights including, without limitation, any special rights to appoint or elect a Director and to determine such Director’s term of office;

(d)	whether that series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares), and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)	whether or not the shares of that series shall be redeemable or repurchaseable, and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)	the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of that series; and

(i)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.3	Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issue set out in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.4	At the discretion of the Board, whether or not in connection with the issue and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board, including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.5	All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

5.2	Any amount which by the terms of allotment of a share becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for all the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable, on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.

5.3	The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.

5.4	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up or become payable.

6.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.	Forfeiture of Shares

7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

• Limited

(the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [    ], 200[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [    ], 200[    ], the day appointed for payment of such call. You are hereby

notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [    ], 200[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [    ], 200[    ]

[Signature of Secretary] By Order of the Board

7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

7.3	A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

8.	Untraced Members

8.1	For the purpose of Bye-law 8.2:

(a)	“predecessor share” means, in relation to any share in the capital of the Company, the share in the capital of Signet Group in respect of which such share was issued by the Company pursuant to the scheme of arrangement of Signet Group dated 24 July 2008;

(b)	“Signet Group” means Signet Group plc, a company incorporated in England and Wales under number 477692;

8.2	The Company may sell at the best price reasonably obtainable any share of a Member, or any share to which a person is entitled by transmission, if:

(a)	during the period of twelve years prior to the date of the publication of the advertisement referred to in this Bye-law 8.2:

(i)	no cheque, warrant or money order in respect of such share or its predecessor share sent by or on behalf of the Company or Signet Group through the post in a pre-paid envelope addressed to the Member or to the person entitled by transmission to such share, at his address in the Register of Members or other address last known to the Company, has been cashed;

(ii)	no cash dividend payable on the share or its predecessor share has been satisfied by the transfer of funds to a bank account of the Member (or person entitled by transmission to such share) or by transfer of funds by means of any applicable uncertificated securities system; and

(iii)	the Company has received no communication (whether in writing or otherwise) in respect of such share from such Member or person,

provided that during such twelve year period the Company and Signet Group have together paid at least three cash dividends (whether interim or final) in respect of the share in question and/or its predecessor share and no such dividend has been claimed by the person entitled to such share;

(b)	on or after the expiry of such twelve year period the Company has given notice of its intention to sell such share by an advertisement in a newspaper circulating in the area in which the address in the Register of Members or other last known address of the Member or the person entitled by transmission to the share or the address for the service of notices on such Member or person notified to the Company in accordance with these Bye-laws is located;

(c)	during a further period of three months following the date of publication of such advertisement and prior to the sale the Company has not received any communication (whether in writing or otherwise) in respect of such share from the Member or person entitled by transmission; and

(d)	any notice required by the rules of any securities exchange on which the share in question is listed or traded has been given in accordance with such rules.

8.3	If during such twelve year period, any additional shares have been issued in respect of the share held at the beginning of such period and all the requirements of Bye-law 8.2 have been satisfied with regard to such additional shares, the Company may also sell the additional shares notwithstanding that the twelve year period may not have been satisfied in respect of such additional shares.

8.4	To give effect to a sale pursuant to Bye-law 8.2, the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct or implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares.

8.5	The purchaser shall not be bound to see to the application of the purchase monies in respect of any such sale. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Bye-law 8.4 shall be effective as if it had been executed or exercised by the holder of, or the person entitled by transmission to, the shares to which it relates.

8.6	The Company shall account to the Member or other person entitled to such share for the net proceeds of such sale by carrying all moneys in respect of the sale to a separate account. The Company shall be deemed to be a debtor to, and not a trustee for, such Member or other person in respect of such moneys. Moneys carried to such separate account may either be employed in the business of the Company or invested as the Board may think fit. No interest shall be payable to such Member or other person in respect of such moneys and the Company shall not be required to account for any money earned on them.

9.	Share Certificates

9.1	Every Member shall be entitled to a certificate under the common seal of the Company or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

9.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

9.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.4	Notwithstanding any provisions of these Bye-laws, the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form. Unless otherwise determined by the Directors and permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

9.5	Without prejudice to Bye-law 9.4 but notwithstanding any other provisions of these Bye-laws, the Directors shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement and/or approve any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of interests in shares in the capital of the Company in the form of depositary interests or similar interests, instruments or securities, and the holding and transfer of such interests, instruments or securities in uncertificated form and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer thereof or the shares in the capital of the Company represented thereby. The Directors may from time to time take such actions and do such things as they may, in their absolute discretion, think fit in relation to the operation of any such arrangements.

10.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

11.	Register of Members

11.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

11.2	The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

12.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

13.	Transfer of Registered Shares

13.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

— Limited

(the “Company”)

FOR VALUE RECEIVED ....... [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [    ], 2[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

13.2	Except as otherwise provided in these Bye-laws, such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

13.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

13.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

13.5	The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share which is not fully paid. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

13.6	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

14.	Foreign Securities Laws

14.1	The Board may, in its absolute and unfettered discretion, decline to register the transfer of any shares if it believes that registration of such shares or transfer is required under the laws of any jurisdiction and such registration has not been effected, save that the Board may request and rely on an opinion of counsel to the transferor or transferee, in form and substance satisfactory to the Board, that no such registration is required.

14.2	The Board shall have the authority to request from any direct or indirect holder of shares, and such holder shall provide, such information as the Board may request for the purpose of determining whether any transfer contemplated by Bye-law 14.1 should be permitted.

15.	Transmission of Registered Shares

15.1	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

15.2	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

— Limited (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [ ] day of [ ], 2[            ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

15.3	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

15.4	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

16.	Power to Alter Capital

16.1	The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

.
16.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including (without limitation) in the way prescribed in Bye-law 16.3 below.

16.3	The Board may sell shares representing the fractions to any person (including the Company) for the best price reasonably obtainable and distribute the net proceeds of sale in due proportion amongst the persons to whom such fractions are attributable (except that if the amount due to a person is less than US$5.00, or such other sum as the Board may decide, the Company may retain such sum for its own benefit). To give effect to such sale the Board may authorise a person to execute an instrument of transfer of shares in the name and on behalf of the holder of, or the person entitled by transmission to, them to the purchaser or as the purchaser may direct or implement any arrangements they may, in their absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares.

16.4	The purchaser will not be bound to see to the application of the purchase moneys in respect of any such sale. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings connected with the sale or transfer. Any instrument or exercise referred to in Bye-law 16.3 shall be effective as if it had been executed or exercised by the holder of the shares to which it relates.

17.	Variation of Rights Attaching to Shares

If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

DIVIDENDS AND CAPITALISATION

18.	Dividends

18.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

18.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

18.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

18.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

19.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

20.	Method of Payment

20.1	Any dividend or other moneys payable in respect of a share may be paid by cheque or warrant sent through the post directed to the address of the Member in the Register of Members (in the case of joint Members, the senior joint holder, seniority being determined by the order in which the names stand in the Register of Members), or by direct transfer to such bank account as such Member may direct. Every such cheque shall be made payable to the order of the person to whom it is sent or to such persons as the Member may direct, and payment of the cheque or warrant shall be a good discharge to the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby. If two or more persons are registered as joint holders of any shares any one of them can give an effectual receipt for any dividend paid in respect of such shares.

20.2	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

20.3	Any dividend or other moneys payable in respect of a share which has remained unclaimed for 7 years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company’s own account. Such payment shall not constitute the Company a trustee in respect thereof.

20.4	The Company shall be entitled to cease sending dividend cheques and warrants by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least three consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or warrant.

21.	Capitalisation

21.1	The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid up bonus shares pro-rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.

21.2	The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full partly or nil paid up shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.

MEETINGS OF MEMBERS

22.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the president or the chairman (if any) or the Board shall appoint.

23.	Special General Meetings

The president or the chairman (if any) or the Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

24.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

25.	Notice

25.1	At least 14 clear days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

25.2	At least 14 clear days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

25.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.

25.4	A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

25.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

26.	Business at General Meetings

26.1	No business may be conducted at an annual general meeting or a special general meeting, other than business that is either:

(a)	specified in the notice of meeting given to Members by or at the direction of the Board;

(b)	otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorised committee thereof);

(c)	otherwise properly brought before the meeting by any Members pursuant to the valid exercise of power granted under the Act; or

(d)	otherwise properly brought before the meeting by any Member who:

(i)	is a Member on the record date for the determination of Members entitled to vote at such meeting and on the date of the giving of the notice referred to in Bye-law 26.2;

(ii)	on the date of the giving of the notice referred to in Bye-law 26.2 holds and has held continuously for a period of not less than one year Common Shares which either (I) have an aggregate market value of not less than US$2,000 or (II) carry not less than 1% of the total voting rights attributable to all Common Shares;

(iii)	continues to hold such Common Shares at the date of the meeting; and

(iv)	complies with the notice procedures set out in this Bye-law 26;

provided, in each case, that such business proposed to be conducted is, under applicable law, a proper subject for determination by the Members.

26.2	In addition to any other applicable requirements, for business to be properly brought before an annual general meeting or a special general meeting by a Member, such Member must have given notice thereof to the Secretary pursuant to Bye-law 26.3. The notice must include:

(a)	the name and address of the Member who intends to propose the business;

(b)	a representation that the Member is a holder of shares in the Company and that the Member intends to vote such shares at such meeting;

(c)	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

(d)	the class and number of shares in the Company which are beneficially owned by the Member;

(e)	any material interest of the Member in such business; and

(f)	such other information regarding each matter of business to be proposed by such Member as would be required to be disclosed to Members in connection with voting on such matter pursuant to applicable law and regulations had the matter been proposed, or intended to be proposed, by the Board.

26.3	Any notice required to be given to the Secretary pursuant to Bye-law 26.2 must be in writing and delivered to or mailed and received by the Secretary, who must receive the notice not later than the following dates:

(a)	in the case of an annual general meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual general meeting, or, if no annual general meeting was held in the previous year or the date of the annual general meeting is more than 30 days before or more than 30 days after such anniversary date, not later than 10 days following the earlier of the date on which notice of the annual general meeting was given to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)	in the case of a special general meeting, not later than 10 days following the earlier of the date on which notice of the special general meeting was given to Members or the date on which public disclosure of the date of the special general meeting was made.

26.4	If the chairman (or other person presiding over the relevant general meeting) determines that business was not properly brought before the meeting in accordance with the procedures set out in this Bye-law 26, he shall declare to the meeting that such business shall not be transacted.

27.	Giving Notice and Access

27.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person; or

(b)	by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c)	by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose or by such other means as the Board may decide and which are permitted by applicable laws or regulations and not prohibited by the Act; or

(d)	in accordance with Bye-law 27.3.

27.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

27.3	Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act or by applicable laws or regulations (and not prohibited by the Act), the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

27.4	Save as provided by Bye-laws 27.5 and 27.6, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

27.5	Notice delivered by letter mail shall be deemed to have been served 48 hours after the time on which it is deposited, with postage prepaid, in the mail of any member state of the European Union, the United States, or Bermuda.

27.6	In the case of information or documents delivered in accordance with Bye-law 27.3, service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

27.7	The Company shall be under no obligation to send a notice or other document to the address shown for any particular Member in the Register of Members if the Board considers that the legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange in, the territory in which that address is situated are such that it is necessary or expedient not to send the notice or document concerned to such Member at such address and may require a Member with such an address to provide the Company with an alternative acceptable address for delivery of notices by the Company.

28.	Postponement or Cancellation of General Meeting

The chairman or the president may, and the Secretary on instruction from the chairman or the president shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed or cancelled meeting shall be given to the Members in accordance with these Bye-laws.

29.	Attendance and Security at General Meetings

29.1	If so permitted by the Board or the chairman in relation to a general meeting, members may participate in such general meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

29.2	The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

30.	Quorum at General Meetings

30.1	At any general meeting two or more persons present in person or by proxy at the start of the meeting shall form a quorum for the transaction of business.

30.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it shall not be necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

31.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the chairman, if there be one, and if not the president (if he is a Director), if there be one, shall act as chairman at all meetings of the Members at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

32.	Voting on Resolutions

32.1	Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.

32.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

32.3	Unless the notice convening the meeting specifies that a particular resolution shall be voted upon by poll, at any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to these Bye-laws and any rights or restrictions for the time being lawfully attached to any class of shares, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

32.4	In the event that a Member participates in a general meeting by telephone, electronic or other communications facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

32.5	At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

32.6	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

33.	Power to Demand a Vote on a Poll

33.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

33.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by electronic means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

33.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

33.4	Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken. Each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communications facilities or means shall cast his vote in such manner as the chairman shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by a committee of not less than two persons appointed by the chairman for the purpose. The result of the poll shall be declared by the chairman.

34.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

35.	Instrument of Proxy

35.1	A Member may appoint a proxy by (a) an instrument appointing a proxy in writing in substantially the following form or such other form as the Board may determine from time to time:

Proxy

— Limited

(the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [            ] day of [    ], 200[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [            ] day of [    ], 2[    ]

Member(s)

or (b) such telephonic, electronic or other means as may be approved by the Board from time to time.

35.2	The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and an appointment of proxy which is not received in the manner so permitted shall be invalid.

35.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

35.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

36.	Representation of Corporate Member

36.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

36.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

37.	Adjournment of General Meeting

37.1	The chairman of any general meeting at which a quorum is present may with the consent of Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy), adjourn the meeting.

37.2	In addition, the chairman may adjourn the meeting to another time and place without such consent or direction if it appears to him that:

(a)	it is likely to be impracticable to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

37.3	Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

38.	Written Resolutions

38.1	Subject to these Bye-laws, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

38.2	A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

38.3	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

38.4	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

38.5	This Bye-law shall not apply to:

(a)	a resolution passed to remove an auditor from office before the expiration of his term of office; or

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office.

38.6	For the purposes of this Bye-law, the effective date and place of the resolution is the date and place when and where the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date or place of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date or place.

39.	Directors’ Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

40.	Election of Directors

40.1	The Board of Directors shall be elected or appointed, except in the case of a casual vacancy or an appointment or election pursuant to rights referred to in Bye-law 40.9, at the annual general meeting or at any special general meeting called for that purpose.

40.2	The Board shall consist of such number of Directors being not less than two Directors and not more than such maximum number of Directors, not exceeding fifteen Directors, as the Board may from time to time determine. The Board shall at all times comprise a majority of Directors who are not resident in the United Kingdom for United Kingdom tax purposes.

40.3	Only persons who are proposed or nominated in accordance with this Bye-law 40 shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at any annual general meeting or at a special general meeting called for the purpose of electing Directors:

(a)	by or at the direction of the Board (or any duly authorised committee thereof);

(b)	by any Members pursuant to the valid exercise of power granted under the Act; or

(c)	by any Member who:

(i)	is a Member on the record date for the determination of Members entitled to vote at such meeting and on the date of the giving of the notice referred to in Bye-law 40.4;

(ii)

on the date of the giving of the notice referred to in Bye-law 40.4 holds and has held continuously for a period of not less than one year Common Shares which either (I) have an aggregate market value of not less than US$2,000 or (II)

carry not less than 1% of the total voting rights attributable to all Common Shares;

(iii)	continues to hold such Common Shares at the date of the meeting; and

(iv)	complies with the notice procedures set out in this Bye-law 40.

40.4	The notice must include:

(a)	the name and address of the Member who intends to make the nomination(s);

(b)	a representation that the Member is a holder of shares in the Company and that the Member intends to vote such shares at such meeting;

(c)	the name, age, business address and residence address of each nominee proposed in the notice;

(d)	the principal occupation or employment of each such nominee;

(e)	the number of shares in the Company which are beneficially owned by each such nominee;

(f)	the consent in writing of each nominee to serve as a Director if so elected;

(g)	a representation that the Member intends to appear in person or by proxy at the meeting to nominate each person specified in the notice;

(h)	a description of all arrangements or understandings between the Member and each nominee or any other person or persons (naming such person or persons) pursuant to which each nomination is to be made by the Member; and

(i)	such other information concerning such persons as would be required to be disclosed to Members in connection with the election of Directors pursuant to applicable law and regulations had the persons been nominated, or intended to be nominated, by the Board.

40.5	Any notice required to be given to the Secretary pursuant to Bye-law 40.4 must be in writing and delivered to or mailed and received by the Secretary, who must receive the notice not later than the following dates:

(a)	in the case of an annual general meeting, not less than 90 days nor more than 120 days before the first anniversary of the preceding year’s annual general meeting, or, if no annual general meeting was held in the previous year or the date of the annual general meeting is more than 30 days before or more than 30 days after such anniversary date, not later than 10 days following the earlier of the date on which notice of the annual general meeting was given to Members or the date on which public disclosure of the date of the annual general meeting was made; and

(b)	in the case of a special general meeting, not later than 10 days following the earlier of the date on which notice of the special general meeting was given to Members or the date on which public disclosure of the date of the special general meeting was made.

40.6	If the chairman (or other person presiding over the relevant general meeting) determines that a nomination was not made in accordance with the procedures set out in this Bye-law 40, he shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

40.7	Where the number of persons validly proposed for re-election or election as a Director is greater than the number of Directors to be elected, the persons receiving the most votes (up to the number of Directors to be elected) shall be elected as Directors, and an absolute majority of the votes cast shall not be a prerequisite to the election of such Directors.

40.8	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

40.9	A Director may be appointed or elected pursuant to the special rights that may be designated by the Board as attaching to a class or series of shares pursuant to Bye-law 4.2(c).

40.10	The Board may appoint any person as a Director to fill a casual vacancy on the Board. Any Director so appointed by the Board shall hold office only until the next annual general meeting of the Company but shall be eligible for re-election.

41.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

42.	No Share Qualification

A Director shall not be required to hold any shares in the capital of the Company by way of qualification. A Director who is not a Member shall nevertheless be entitled to attend and speak at general meetings and at any separate meeting of the holders of any class of shares in the capital of the Company

43.	Alternate Directors

43.1	At any general meeting, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors or may authorise the Board to appoint such Alternate Directors.

43.2	Unless the Members otherwise resolve, any Director may appoint another Director or a person approved by the Board to act as a Director in the alternative to himself by notice deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

43.3	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

43.4	An Alternate Director shall cease to be such if the Director for whom he was appointed to act as a Director in the alternative ceases for any reason to be a Director, but he may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

43.5	No resident of the United Kingdom may be elected or appointed as an Alternate Director to act in the alternative to a Director who is not resident in the United Kingdom.

44.	Removal of Directors

44.1	Subject to any provision to the contrary in these Bye-laws, the Members holding Common Shares may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director by a resolution comprising the affirmative vote of not less than 75% per cent of the votes attaching to all Common Shares in issue, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

44.2	If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.

44.3	Subject to any provision to the contrary in these Bye-laws, a Director may be removed at any time and for any reason prior to the expiration of such Director’s period of office by a vote of not less than 75% of the Directors other than the Director in question at a Board meeting duly convened and held in accordance with these Bye-laws.

45.	Vacancy in the Office of Director

45.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies;

(d)	shall for more than 6 consecutive months have been absent without permission of the Board from meetings of the Board held during that period and his Alternate Director (if any) shall not during such period have attended in his stead and the Board resolves that his office be vacated;

(e)	resigns his office by notice to the Company; or

(f)	upon his term of office expiring pursuant to the special rights of any class or series of shares.

45.2	The Members in general meeting or the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director or as a result of an increase in the size of the Board and to appoint an Alternate Director to any Director so appointed.

46.	Remuneration of Directors

46.1	The amount of any fees payable to Directors shall be determined by the Board and shall be deemed to accrue from day to day.

46.2	Any Director who holds any executive office (including for this purpose the office of chairman or deputy chairman whether or not such office is held in an executive capacity), or who serves on any committee, or who, at the request of the Board, goes or resides abroad, makes any special journey or otherwise performs services which in the opinion of the Board are outside the scope of the ordinary duties of a Director, may be paid such remuneration by way of salary, commission or otherwise as the Board may determine in addition to or in lieu of any fee payable to him for his services as Director pursuant to these Bye-laws.

46.3	The Company shall repay to any Director all such reasonable expenses as he may properly incur in the performance of his duties including attending meetings of the Directors or of any committee of the Directors or general meetings or separate meetings of the holders of any class of shares or debentures of the Company or otherwise in or about the business of the Company.

46.4	Without prejudice to the generality of the foregoing, the Directors may exercise all the powers of the Company to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to, any persons who are or were at any time in the employment or service of or who are or were at any time Directors or officers of and holding any salaried employment or office in the Company or any other Group company in which the Company or any Group company has any interest whether direct or indirect or which is in any way allied to or associated with the Company or any Group company and the families and dependants of any such persons, and also establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company, or of any such persons as aforesaid, and, subject to the Act, make payments for or towards the insurance of any such persons as aforesaid, and do any of the matters aforesaid either alone or in conjunction with any such other company.

47.	Defect in Appointment of Director

All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

48.	Directors to Manage Business

48.1	The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

48.2	Subject to these Bye-laws, the Board may delegate to any company, firm, person, or body of persons any power of the Board (including the power to sub-delegate).

49.	Powers of the Board of Directors

The Board may:

49.1	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

49.2	exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

49.3	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

49.4	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

49.5	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

49.6	procure that the Company pays all expenses incurred in promoting and incorporating the Company and listing the shares of the Company;

49.7	delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

49.8	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

49.9	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

49.10	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

49.11	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

50.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a register of directors and officers and shall enter therein the particulars required by the Act.

51.	Appointment of Officers

The Board may appoint such officers (who may or may not be Directors) as the Board may determine.

52.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time.

53.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

54.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

55.	Conflicts of Interest

55.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

55.2	If a Director or an immediate family member of a Director is directly or indirectly interested in a contract or proposed contract or arrangement with the Company, that Director shall declare the nature of such interest as required by the Act.

55.3	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting (or, if the declaration is made by the chairman of the meeting, by a majority in number of the other Directors in attendance), a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting. The chairman of a Board meeting may require a Director to leave the meeting to enable the Board to discuss and/or vote on a matter in which the chairman considers the Director or an immediate family member of the Director to be interested. If a majority in number of the Directors in attendance at a Board meeting consider the chairman of the meeting or an immediate family member of the chairman to be interested in a particular matter, they may require the chairman to leave the meeting to enable the Board to discuss and/or vote on such matter.

55.4	For the purpose of this Bye-law 55, “immediate family member” means, in relation to a Director, his child, step-child, parent, step-parent, spouse, civil partner, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or any person (other than a tenant or employee) sharing the household of the Director.

56.	Indemnification and Exculpation of Directors and Officers

56.1	The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company, any subsidiary thereof and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of the Company’s business, or their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer. The indemnity provided to the persons specified in this Bye-law shall apply if those persons are acting in the reasonable belief that they have been appointed or elected to any office or trust of the Company, or any subsidiary thereof, notwithstanding any defect in such appointment or election.

56.2	The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

56.3	The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty is proved against him.

56.4	No amendment or repeal of any provision of this Bye-law shall alter detrimentally the rights to the advancement of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

MEETINGS OF THE BOARD OF DIRECTORS

57.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit provided that no meeting of the Board shall be held in the United Kingdom. Subject to these

Bye-laws, a resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

58.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

59.	Electronic Participation in Meetings

Directors may participate in any meeting by such electronic means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be considered to take place where the chairman of the meeting establishes that the meeting is held. No Director shall participate in any meeting of the Board by electronic means if at the time of such participation such Director is physically located in the United Kingdom.

60.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors. No meetings of the Board shall be quorate if the majority of the Directors present consists of persons who are resident in the United Kingdom for United Kingdom tax purposes.

61.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act only for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

62.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the chairman, if there be one, and if not, the president (if he is a Director), if there be one, shall act as chairman at all meetings of the Board at which such person is present. In their absence a chairman shall be appointed or elected by the Directors present at the meeting.

63.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective at the place and on the date on which the last Director signs the resolution provided that any such resolution shall be valid only if the signature of the last Director to sign is affixed outside the United Kingdom. For the purposes of this Bye-law only, “Director” shall not include an Alternate Director.

64.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

65.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, and meetings of committees appointed by the Board.

66.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

67.	Form and Use of Seal

67.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

67.2	A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

67.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

68.	Books of Account

68.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

68.2	Such records of account shall be kept at the registered office of the Company, or subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

69.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be the nearest Saturday to 31st January in each year.

AUDITS

70.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

71.	Appointment of Auditor

71.1	Subject to the Act, at the annual general meeting or at a subsequent special general meeting in each year, the Members shall appoint one or more Auditors to hold office until the close of the next annual general meeting.

71.2	No Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

72.	Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

73.	Duties of Auditor

73.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

73.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

74.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

75.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the Act, financial statements as required by the Act shall be laid before the Members in general meeting. A resolution in writing made in accordance with Bye-law 38 receiving, accepting, adopting, approving or otherwise acknowledging financial statements shall be deemed to be the laying of such statements before the Members in general meeting.

76.	Distribution of Auditor’s Report

The report of the Auditor shall be submitted to the Members in general meeting.

77.	Vacancy in the Office of Auditor

If the office of Auditor becomes vacant by the resignation or death or the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the vacancy thereby created shall be filled in accordance with the Act.

VOLUNTARY WINDING-UP AND DISSOLUTION

78.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

79.	Changes to Bye-laws

79.1	Subject to Bye-law 79.2, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

79.2	Bye-laws 40 (Election of Directors), 41 (Term of Office of Directors), 42 (No Share Qualification), 44 (Removal of Directors), 56 (Indemnification and Exculpation of Directors and Officers), 79 (Changes to Bye-laws), 84 (Business Combinations) and 85 (Amalgamations) may not be rescinded, altered or amended and no new Bye-law shall be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than 75% of the Directors then in office and by a resolution of the Members including the affirmative vote of not less than 75% per cent of the votes attaching to all Common Shares in issue.

80.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

COMPANY INVESTIGATIONS INTO INTERESTS IN SHARES

81.	Provisions applicable to Bye-laws 82 and 83.

81.1	For the purposes of Bye-laws 82 and 83:

(a)	“Relevant Share Capital” means any class of the Company’s issued share capital; and for the avoidance of doubt, any adjustment to or restriction on the voting rights attached to shares shall not affect the application of this Bye-law in relation to interests in those or any other shares;

(b)	“interest” means, in relation to Relevant Share Capital, any interest of any kind whatsoever in any shares comprised therein (disregarding any restraints or restrictions to which the exercise of any right attached to the interest in the share is, or may be, subject) and without limiting the meaning of “interest” a person shall be taken to have an interest in a share if:

(i)	he enters into a contract for its purchase by him (whether for cash or other consideration); or

(ii)	not being the registered holder, he is entitled to exercise any right conferred by the holding of the share or is entitled to control the exercise of any such right; or

(iii)	he is a beneficiary of a trust where the property held on trust includes an interest in the share; or

(iv)	otherwise than by virtue of having an interest under a trust, he has a right to call for delivery of the share to himself or to his order; or

(v)	otherwise than by virtue of having an interest under a trust, he has a right to acquire an interest in the share or is under an obligation to take an interest in the share; or

(vi)	he has a right to subscribe for the share,

whether in any case the contract, right or obligation is absolute or conditional, legally enforceable or not and evidenced in writing or not, and it shall be immaterial that a share in which a person has an interest is unidentifiable;

(c)	a person is taken to be interested in any shares in which his spouse or civil partner or any infant child or step-child of his is interested; and “infant” means a person under the age of 18 years;

(d)	a person is taken to be interested in shares if a body corporate is interested in them and:

(i)	that body or its directors are accustomed to act in accordance with his directions or instructions; or

(ii)	he is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of that company,

PROVIDED THAT (a) where a person is entitled to exercise or control the exercise of one-third or more of the voting power at general meetings of a company and that company is entitled to exercise or control the exercise of any of the voting power at general meetings of another company (the “effective voting power”) then, for purposes of Bye-law 81.1(d)(ii) above, the effective voting power is taken as exercisable by that person and (b) for purposes of this Bye-law 81.1(d), a person is entitled to exercise or control the exercise of voting power if he has a right (whether subject to conditions or not) the exercise of which would make him so entitled or he is under an obligation (whether or not so subject) the fulfillment of which would make him so entitled.

81.2	The provisions of Bye-laws 82 and 83 are in addition to any and separate from other rights or obligations arising at law or otherwise.

82.	Power of the Company to Investigate Interests in Shares

82.1	The Company may give notice under this Bye-law (a “Bye-law 82 Notice”) to any person whom the Company knows or has reasonable cause to believe:

(a)	to be interested in shares comprised in the Relevant Share Capital; or

(b)	to have been so interested at any time during the three years immediately preceding the date on which the notice is issued.

82.2	The Bye-law 82 Notice may request the person:

(a)	to confirm that fact or (as the case may be) to indicate whether or not it is the case; and

(b)	if he holds, or has during that time held, any such interest, to give such further information as may be requested in accordance with this Bye-law 82.

82.3	A Bye-law 82 Notice may request the person to whom it is addressed to give particulars of his own past or present interest in shares comprised in the Relevant Share Capital (held by him at any time during the three year period mentioned in Bye-law 82.1).

82.4	The Bye-law 82 Notice may request the person to whom it is addressed, where:

(a)	the interest is a present interest and any other interest in the shares subsists; or

(b)	another interest in the shares subsisted during that three year period at a time when his own interest subsisted,

to give, so far as lies within his knowledge, such particulars with respect to that other interest as may be requested by the notice including the identity of persons interested in the shares in question.

82.5	The Bye-law 82 Notice may request the person to whom it is addressed where his interest is a past interest, to give (so far as lies within his knowledge) particulars of the identity of the person who held that interest immediately upon his ceasing to hold it.

82.6	The information requested by a Bye-law 82 Notice must be given within such time as may be specified in the notice, being a period of not less than 5 days following service thereof.

82.7	For the purposes of this Bye-law 82:

(a)	a person shall be treated as appearing to be interested in any shares if the Member holding such shares has given to the Company a notification whether following service of a Bye-law 82 Notice or otherwise which either:

(i)	names such person as being so interested; or

(ii)	(after taking into account any such notification and any other relevant information in the possession of the Company) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares.

83.	Failure to Disclose Interests in Shares

83.1	For the purpose of this Bye-law:

(a)	“Exempt Transfer” means, in relation to shares held by a Member:

(i)	a transfer by way of, or in pursuance of, acceptance of a takeover offer for the Company meaning an offer to acquire all the shares, or all the shares of any class or classes, in the Company (other than shares which at the date of the offer are already held by the offeror), being an offer on terms which are the same in relation to all the shares to which the offer relates or, where those shares include shares of different classes, in relation to all the shares of each class;

(ii)	a transfer in consequence of a sale made through the New York Stock Exchange or any stock exchange selected by the Company outside the United States of America on which any shares are normally traded; or

(iii)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the Member and with any other person appearing to be interested in the shares;

(b)	“interested” is construed as it is for the purpose of Bye-law 82;

(c)	a person, other than the Member holding a share, shall be treated as appearing to be interested in such share if the Member has informed the Company that the person is or may be so interested, or if the Company (after taking account of information obtained from the Member or, pursuant to a Bye-law 82 Notice, from anyone else) knows or has reasonable cause to believe that the person is or may be so interested;

(d)	reference to a person having failed to give to the Company information required by Bye-law 82, or being in default of supplying such information, includes references to his having:

(i)	failed or refused to give all or any part of such information; and

(ii)	given information which he knows to be false in a material particular or recklessly given information which is false in a material particular; and

(e)	“transfer” means a transfer of a share or (where applicable) a renunciation of a renounceable letter of allotment or other renounceable document of title relating to a share.

83.2	Where a Bye-law 82 Notice is given by the Company to a Member, or another person appearing to be interested in shares held by such Member, and the Member or other person has failed in relation to any shares (“Default Shares”, which expression applies also to any shares issued after the date of the Bye-law 82 Notice in respect of those shares and to any other shares registered in the name of such Member at any time whilst the default subsists) to give the Company the information required within fourteen days after the date of service of the Bye-law 82 Notice (and whether or not the Bye-law 82 Notice specified a different period), unless the Board in its absolute discretion otherwise decides:

(a)	the Member is not entitled in respect of the Default Shares to be present or to vote (either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of shares or at an adjourned meeting or on a poll, or to exercise other rights conferred by membership in relation to any such meeting or poll; and

(b)	where the Default Shares represent at least 0.25 per cent. in nominal value of the issued shares of their class:

(i)	a dividend (or any part of a dividend) payable in respect of the Default Shares (except on a winding up of the Company) may be withheld by the Company, which shall have no obligation to pay interest on such dividend;

(ii)	the Member shall not be entitled to elect to receive shares instead of a dividend; and

(iii)	the Board may, in its absolute discretion, refuse to register the transfer of any Default Shares (subject, in the case of any uncertificated shares, to the Uncertificated Securities Regulations) unless:

(1)	the transfer is an Exempt Transfer; or

(2)	the Member is not himself in default in supplying the information required and proves to the satisfaction of the Board that no person in default of supplying the information required is interested in any of the shares which are the subject of the transfer.

83.3	The sanctions under Bye-law 83.2 shall cease to apply seven days after the earlier of:

(a)	receipt by the Company of notice of an Exempt Transfer, but only in relation to the shares transferred; and

(b)	receipt by the Company, in a form satisfactory to the Board, of all the information required by the Bye-law 82 Notice.

83.4	The Board may:

(a)	give notice in writing to any Member holding Default Shares in uncertificated form requiring the Member:

(i)	to change his holding of such shares from uncertificated form into certificated form within a specified period; and

(ii)	then to hold such Default Shares in certificated form for so long as the default subsists; and

(b)	appoint any person to take any steps, by instruction, by means of the Uncertificated System or otherwise, in the name of any holder of Default Shares as may be required to change such shares from uncertificated form into certificated form (and such steps shall be effective as if they had been taken by such holder).

83.5	Any notice referred to in this Bye-law may be served by the Company upon the addressee either personally or by sending it through the post in a pre paid letter addressed to the addressee at his usual or last known address.

BUSINESS COMBINATIONS AND AMALGAMATIONS

84.	Business Combinations

84.1

Any Business Combination with any Interested Shareholder within a period of three years following the time of the transaction in which the person become an Interested Shareholder must be approved by the Board and authorised at a general meeting by the affirmative vote of at least 66 2/3% of the issued Common Shares that are not owned by the Interested Shareholder unless:

(a)	prior to the time that the person became an Interested Shareholder, the Board approved either the Business Combination or the transaction which resulted in the person becoming an Interested Shareholder; or

(b)	upon consummation of the transaction which resulted in the person becoming an Interested Shareholder, the Interested Shareholder owned at least 75% of the Common Shares in issue at the time the transaction commenced, excluding for the purposes of determining the number of Common Shares in issue those Common Shares owned by:

(i)	persons who are both Directors and Officers, or

(ii)	employee share plans in which employee participants do not have the right to determine whether shares held subject to the plan will be tendered in a tender or exchange offer.

84.2	The restrictions contained in Bye-law 84.1 shall not apply if:

(a)	a Member:

(i)	becomes an Interested Shareholder inadvertently; and

(ii)	as soon as practicable divests itself of ownership of sufficient shares so that the Member ceases to be an Interested Shareholder; and

(iii)	would not, at any time within the three-year period immediately prior to a Business Combination between the Company and such Member, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

(b)	the Business Combination is proposed prior to the consummation or abandonment of, and subsequent to the public announcement of, a proposed transaction which:

(i)	constitutes one of the transactions described in the following sentence;

(ii)	is with or by a person who either was not an Interested Shareholder during the previous three years or who became an Interested Shareholder with the approval of the Board; and

(iii)	is approved or not opposed by a majority of the members of the Board then in office who were Directors prior to any person becoming an Interested Shareholder during the previous three years or were recommended for election or elected to succeed such Directors by resolution of the Board approved by a majority of such Directors.

(c)	The proposed transactions referred to in the preceding sentence are limited to:

(i)	a merger, amalgamation or consolidation of the Company (except an amalgamation in respect of which, pursuant to the Act, no vote of the shareholders of the Company is required);

(ii)	a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company (other than to the Company or any entity directly or indirectly wholly-owned by the Company) having an aggregate market value equal to 50% or more of either the aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares of the Company; or

(iii)	a proposed tender or exchange offer for 50% or more of the issued Common Shares.

84.3	For the purpose of this Bye-law 84 only, the term:

(a)	“affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person;

(b)	“associate”, when used to indicate a relationship with any person, means:

(i)	any company, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting shares;

(ii)	any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; or

(iii)	any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person;

(c)	“Business Combination”, when used in reference to the Company and any Interested Shareholder of the Company, means:

(i)	any merger, amalgamation or consolidation of the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company, wherever incorporated, with:

(1)	the Interested Shareholder or any of its affiliates, or

(2)	any other company, partnership, unincorporated association or other entity if the merger, amalgamation or consolidation is caused by the Interested Shareholder;

(ii)	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any entity directly or indirectly wholly-owned or majority-owned by the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the issued shares of the Company;

(iii)	any transaction which results in the issue or transfer by the Company or by any entity directly or indirectly wholly-owned or majority-owned by the Company of any shares of the Company, or any share of such entity, to the Interested Shareholder, except:

(1)	pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which securities were issued prior to the time that the Interested Shareholder became such;

(2)	pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company, or shares of any such entity, which security is distributed, pro rata to all holders of a class or series of shares subsequent to the time the Interested Shareholder became such;

(3)	pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of such shares; or

provided however, that in no case under items (2) or (3) of this subparagraph, shall there be an increase in the Interested Shareholder’s proportionate share of any class or series of shares;

(iv)	any transaction involving the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company which has the effect, directly or indirectly, of increasing the proportionate share of any class or series of shares, or securities convertible into any class or series of shares of the Company, or shares of any such entity, or securities convertible into such shares, which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any repurchase or redemption of any shares not caused, directly or indirectly, by the Interested Shareholder; or

(v)	any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in this Bye-law 84.3(c)) provided by or through the Company or any entity directly or indirectly wholly-owned or majority-owned by the Company;

(d)	“control”, including the terms “controlling”, “controlled by” and “under common control with”, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting shares, by contract or otherwise. A person who is the owner of 20% or more of the voting shares of any company, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; provided that notwithstanding the foregoing, such presumption of control shall not apply where such person holds voting shares, in good faith and not for the purpose of circumventing this provision, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity;

(e)	“Interested Shareholder” means any person (other than the Company and any entity directly or indirectly wholly-owned or majority-owned by the Company) that:

(i)	is the owner of 15% or more of the issued Common Shares;

(ii)	is an affiliate or associate of the Company and was the owner of 15% or more of the Common Shares at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder; or

(iii)	is an affiliate or associate of any person listed in (i) or (ii) above; provided, however, that the term “Interested Shareholder” shall not include any person whose ownership of shares in excess of the 15% limitation set out herein is the result of action taken solely by the Company unless such person referred to in this proviso acquires additional Common Shares otherwise than as a result of further corporate action not caused, directly or indirectly, by such person.

For the purpose of determining whether a person is an Interested Shareholder, the Common Shares deemed to be in issue shall include Common Shares deemed to be owned by the person through application of Bye-law 84.3(f), but shall not include any other unissued shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(f)	“owner”, including the terms “own” and “owned”, when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates:

(i)	beneficially owns such shares, directly or indirectly; or

(ii)	has:

(1)	the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or

(2)	the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

(iii)	has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in Bye-law 84.3(f)(ii)(2)), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares;

(g)	“person” means any individual, company, partnership, unincorporated association or other entity; and

(h)	“voting shares” means, with respect to any company, shares of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a company, any equity interest entitled to vote generally in the election of the governing body of such entity.

85.	Amalgamations

85.1	Subject to Bye-law 85.2, the Company shall not amalgamate with any other company unless the amalgamation agreement relating thereto has been approved by a resolution of the Members passed by a majority of not less than 75% of the total voting rights attaching to all the issued shares in the capital of the Company entitled to vote on such resolution. The quorum for a meeting convened to pass such a resolution shall be two or more persons present representing in person or by proxy in excess of 50% of the total voting rights attaching to all the issued shares in the capital of the Company entitled to vote on such resolution present throughout the meeting.

85.2	Bye-law 85.1 shall not apply to an amalgamation which has been approved by the Board prior to the commencement of the meeting convened to pass the resolution approving the amalgamation agreement relating thereto. In respect of any such amalgamation which the Act requires to be approved by the Members, the amalgamation agreement relating thereto shall be approved by a resolution of the Members passed by a simple majority of the votes cast by those attending and voting at the meeting. The quorum for a meeting convened to pass such a resolution shall be two or more Members present in person or by proxy.